SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 August 22, 2005

                                WIEN GROUP, INC.
               (Exact name of issuer as specified in its charter)

                                    New York
                 (State or other jurisdiction of incorporation)


       333-862580                                         13-2614100
(Commission File Number)                       (IRS Employer Identification No.)


525 Washington Blvd., Jersey City, New Jersey               07310
  (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (201) 216-0096


             ------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[_] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

         On August 22, 2005, Wien Group, Inc. ("WIGR") held a special meeting of its shareholders to vote on the proposal of whether or not WIGR may change its state of incorporation from New York to New Jersey and in so doing, will increase the authorized number of shares of stock and create three (3) classes of stock, Common A, Common B and Preferred. The proposal was approved by the affirmative vote of seventy percent (70%) of the total issued and outstanding voting stock of WIGR. WIGR has commenced the process whereby it will complete reincorporation in the State of New Jersey. Upon completion of that reincorporation, WIGR's shareholders will receive one share of Wien (NJ) Common A for each share of WIGR (New York) and WIGR (as reincorporated in New Jersey) will change its name to MM(2) Group, Inc., a New Jersey corporation.



                                   SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           WIEN GROUP, INC.,
                                           A New York corporation (Registrant)

Date: August 25, 2005                      /s/ Stephen S. Wien
                                    BY:    --------------------------------
                                           STEPHEN S. WIEN, Chief Executive
                                           Officer


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